Exhibit 99.1

Financial Statements and Report of Independent Certified Public Accountants

Airborne, Inc.

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

Report of Independent Certified Public Accountants

Board of Directors
Airborne, Inc.

We have audited the accompanying balance sheets of Airborne, Inc. (“Successor”, a Delaware corporation and wholly-owned subsidiary of GF Consumer Health, LLC) as of January 31, 2012 and April 30, 2011 and the related statements of operations, changes in shareholder’s equity (deficit), and cash flows for the period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011, and the period from October 7, 2009 through April 30, 2010, and for Airborne Health, Inc. (“Predecessor”, a Delaware corporation and wholly-owned subsidiary of Airborne Holdings Inc.) for the period from May 1, 2009 through October 6, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airborne, Inc. as of January 31, 2012 and April 30, 2011, and the results of its operations and its cash flows for the period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011, and the period from October 7, 2009 through April 30, 2010, and Airborne Health, Inc. for the period from May 1, 2009 through October 6, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Minneapolis, Minnesota
March 29, 2012

FINANCIAL STATEMENTS

Airborne, Inc.

BALANCE SHEETS

	Successor
	January 31,	April 30,
ASSETS	2012	2011

CURRENT ASSETS
Cash and equivalents	$32,035,870	$27,097,155
Restricted cash	786,762	747,865
Accounts receivable, net of allowances of $1,580,216 and
$981,498 at January 31, 2012 and April 30, 2011	9,392,710	2,195,320
Inventories	7,566,855	6,559,267
Income tax receivable	-	123,653
Deferred tax assets	737,488	922,920
Prepaid expenses and other assets	470,082	458,535

Total current assets	50,989,767	38,104,715

PROPERTY AND EQUIPMENT, net	532,725	649,463

OTHER ASSETS
Trademarks	5,610,000	5,610,000
Goodwill	3,078,780	3,078,780
Other intangible assets, net	914,267	1,041,468

Total other assets	9,603,047	9,730,248

TOTAL ASSETS	$61,125,539	$48,484,426

The accompanying notes are an integral part of these financial statements.

Airborne, Inc.

BALANCE SHEETS - CONTINUED

	Successor
LIABILITIES AND	January 31,	April 30,
SHAREHOLDER'S EQUITY	2012	2011

CURRENT LIABILITIES
Accounts payable	$5,063,208	$2,384,857
Accrued expenses
Advertising	1,737,455	953,896
Payroll	1,177,757	1,135,367
Other	42,220	54,385
Income taxes payable	1,778,238	-

Total current liabilities	9,798,878	4,528,505

LONG-TERM LIABILITIES
Deferred rent	95,751	114,900
Capital lease	17,476	22,504
Deferred tax liabilities	326,633	128,075

Total long-term liabilities	439,860	265,479

SHAREHOLDER’S EQUITY
Common stock; $0.001 par value, 1,000 shares authorized,
issued and outstanding	1	1
Additional paid-in capital	33,781,762	33,671,515
Retained earnings	17,105,038	10,018,926

Total shareholder’s equity	50,886,801	43,690,442

TOTAL LIABILITIES AND
SHAREHOLDER’S EQUITY	$61,125,539	$48,484,426

The accompanying notes are an integral part of these financial statements.

Airborne, Inc.

STATEMENTS OF OPERATIONS

	Successor			Predecessor
	Period from May 1, 2011	Year ended	Period from October 7, 2009	Period from May 1, 2009
	to January 31,	April 30,	to April 30,	to October 6,
	2012	2011	2010	2009

Sales	$73,243,325	$78,324,839	$45,803,013	$29,702,576

Less cooperative advertising, sales returns and allowances	(10,054,295)	(9,108,015)	(6,086,098)	(5,513,084)
Net sales	63,189,030	69,216,824	39,716,915	24,189,492

Cost of sales	24,707,524	28,681,913	17,798,465	11,811,596

Gross profit	38,481,506	40,534,911	21,918,450	12,377,896

Operating expenses:
Advertising	17,739,222	17,066,253	12,330,603	2,869,620
Payroll	3,973,975	4,373,148	2,368,383	1,413,791
Outside services	1,325,535	2,456,274	838,060	618,391
Research and development	1,130,455	-	-	-
Professional fees	337,374	512,793	311,981	1,721,902
Sales commissions	991,037	1,485,868	936,637	549,011
Insurance	288,104	344,191	212,388	275,402
Depreciation and amortization	302,538	330,243	144,678	553,034
Acquisition expenses	-	-	964,165	-
Restructuring	-	-	491,337	-
Impairment loss	-	-	-	52,600,000
Loss on disposal of equipment	-	7,311	104,425	7,040
Other general and administrative	1,202,857	1,097,416	392,543	292,306
Total operating expenses	27,291,097	27,673,497	19,095,200	60,900,497

Income (loss) from operations	11,190,409	12,861,414	2,823,250	(48,522,601)

Other income (expense):
Interest income	25,919	27,418	18,782	7,439
Interest expense	(954)	(825)	(17,624)	(8,678,505)
Other income (expense)	(221,120)	-	2,513	1,999,824
Total other income (expense)	(196,155)	26,593	3,671	(6,671,242)

Income (loss) before income tax expense (benefit)	10,994,254	12,888,007	2,826,921	(55,193,843)

Income tax expense (benefit)	3,908,142	4,386,010	1,309,992	(8,787,882)

NET INCOME (LOSS)	$7,086,112	$8,501,997	$1,516,929	$(46,405,961)

The accompanying notes are an integral part of these financial statements.

Airborne, Inc.

STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)

				Retained
			Additional	earnings	Total
	Common stock		paid-in	(accumulated	shareholder’s
	Shares	Amount	capital	deficit)	equity (deficit)
Predecessor
Balances at May 1, 2009 as originally reported	100	$90,000,000	$23,069,969	$(170,890,630)	$(57,820,661)
Prior year restatement (see Note N)	-	-	-	(9,292,970)	(9,292,970)

Balances at May 1, 2009, restated	100	90,000,000	23,069,969	(180,183,600)	(67,113,631)
Net loss	-	-	-	(46,405,961)	(46,405,961)

Balances at October 6, 2009	100	$90,000,000	$23,069,969	$(226,589,561)	$(113,519,592)

Successor
Balances at October 7, 2009	-	$-	$-	$-	$-
Contributed capital	1,000	1	33,454,999	-	33,455,000
Stock-based compensation expense	-	-	136,944	-	136,944
Net income	-	-	-	1,516,929	1,516,929

Balances at April 30, 2010	1,000	1	33,591,943	1,516,929	35,108,873
Stock-based compensation expense	-	-	79,572	-	79,572
Net income	-	-	-	8,501,997	8,501,997

Balances at April 30, 2011	1,000	1	33,671,515	10,018,926	43,690,442
Stock-based compensation expense	-	-	110,247	-	110,247
Net income	-	-	-	7,086,112	7,086,112

Balances at January 31, 2012	1,000	$1	$33,781,762	$17,105,038	$50,886,801

The accompanying notes are an integral part of these financial statements.

Airborne, Inc.

STATEMENTS OF CASH FLOWS

	Successor			Predecessor
	Period from May 1, 2011	Year ended	Period from October 7, 2009	Period from May 1, 2009
	to January 31,	April 30,	to April 30,	to October 6,
	2012	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$7,086,112	$8,501,997	$1,516,929	$(46,405,961)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Provision for cooperative advertising included
in accounts receivable	606,317	(1,741,369)	(127,092)	1,181,815
Provisions for (recoveries of) doubtful accounts,
sales returns, damages and trade discounts
included in accounts receivable	(7,599)	(361,815)	(288,953)	667,159
Provision for (recoveries of) sales returns and
discounts included in accrued expenses	(173,736)	(1,440,591)	(564,842)	(853,262)
Provision for (recoveries of) cooperative
advertising included in accrued expenses	(22,004)	23,242	570,083	-
Impairment loss	-	-	-	52,600,000
Write off of deferred financing costs	-	-	-	2,284,496
Deferred income taxes	383,990	(491,622)	(303,225)	(8,835,472)
Depreciation and amortization of property
and equipment	175,337	160,644	45,743	34,034
Amortization of deferred rent	(19,149)	(21,973)	(5,146)	-
Loss (gain) on foreign currency transactions	-	256	(2,514)	-
Amortization of intangible assets	127,200	169,600	98,933	519,000
Loss on disposal of equipment	-	7,311	104,425	7,040
Stock-based compensation expense	110,248	79,572	136,944	-
Acquisition expenses	-	-	960,198	-
Changes in operating assets and liabilities, net
of acquisition:
Accounts receivable	(7,796,108)	1,817,340	14,719,098	(15,592,715)
Inventories	(1,007,588)	10,245,361	(5,809,220)	5,185,947
Prepaid expenses and other assets	(11,547)	(201,117)	1,982,238	(787,756)
Due from parent	-	89,802	-	-
Accounts payable	2,678,351	(812,881)	(1,431,970)	(656,792)
Accrued expenses	1,315,490	(1,197,098)	1,199,166	6,864,688
Income taxes payable/receivable	1,595,925	(1,275,870)	1,152,217	9,686,600

Net cash provided by operating activities	5,041,239	13,550,789	13,953,012	5,898,821

 Airborne, Inc.

STATEMENTS OF CASH FLOWS - CONTINUED

	Successor			Predecessor
	Period from May 1, 2011	Year ended	Period from October 7, 2009	Period from May 1, 2009
	to January 31,	April 30,	to April 30,	to October 6,
	2012	2011	2010	2009
Cash flows used in investing activities:
Acquisition, net of cash acquired	$-	$-	$(31,489,721)	$-
Property and equipment acquisitions	(58,599)	(275,372)	(298,688)	-

Net cash used in investing activities	(58,599)	(275,372)	(31,788,409)	-

Cash flows from financing activities:
Payments on capital lease obligations	(5,028)	-	-	-
Proceeds from long-term borrowings	-	-	2,500,000	-
Payments on long-term borrowings	-	-	(2,500,000)	-
Increase in restricted cash	(38,897)	(246,865)	(501,000)	-
Proceeds from contributed capital	-	-	32,405,000	-

Net cash provided by (used in)
financing activities	(43,925)	(246,865)	31,904,000	-

Net increase in cash equivalents	4,938,715	13,028,552	14,068,603	5,898,821

Cash and equivalents at beginning of period	27,097,155	14,068,603	-	568,619

Cash and equivalents at end of period	$32,035,870	$27,097,155	$14,068,603	$6,467,440

Supplemental disclosures of cash flow
information:
Cash paid during the year for:
Interest	$954	$825	$17,624	$418,459
Income taxes	1,696,426	4,946,500	461,000	-

Non-cash investing and financing activities:
Leasehold tenant improvement allowance	$-	$11,470	$130,548	$-
Equipment acquisition through capital lease	-	29,004	-	-
Capital contribution related to services rendered	-	-	50,000	-
Acquisition transaction expenses settled
by parent	-	-	1,000,000	-

The accompanying notes are an integral part of these financial statements.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE A  –  NATURE OF ORGANIZATION, BASIS OF PRESENTATION AND
SIGNIFICANT ACCOUNTING POLICIES

Airborne Health, Inc., (the “Company” or “Predecessor”) a wholly-owned subsidiary of Airborne Holdings Inc., was acquired by GF Phoenix Corp., a private equity group, on October 7, 2009.  Effective October 9, 2009, GF Phoenix Corp. changed its name to Airborne, Inc. (the “Company” or “Successor”) and is a wholly-owned subsidiary of GF Consumer Health, LLC.  Airborne, Inc. designs, develops and distributes products for the consumer healthcare market.  Airborne products are primarily effervescent health and dietary supplements, which are formulated from herbal extracts, antioxidants, electrolytes and amino acids designed to support one’s immune system.  Airborne is available in several flavors and forms and is distributed by retailers throughout the United States and Canada.  The Company’s fiscal year end is April 30.

During the period ended January 31, 2012, the Company entered into a letter of intent whereby Schiff Nutrition Group, Inc. would purchase 100% of the Company’s outstanding common stock.  The transaction is expected to close on March 30, 2012.

Basis of Presentation

For the period from May 1, 2009 through October 6, 2009, prior to acquisition (Note B), the Company is referred to as the Predecessor, Airborne Health, Inc.  The period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011 and the period from May 1, 2009 through April 30, 2010 are referred to as the Successor, Airborne, Inc.  Due to the acquisition of the Company and the application of purchase accounting, the financial statements for the Successor and Predecessor periods have not been prepared on a comparative basis.

Fair Value Measurements

The Company uses a framework for measuring fair value that provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of hierarchy under the framework are described below:

Level 1:              Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2:              Inputs to the valuation methodology are inputs other than quoted prices related to Level 1 that are observable for the asset or liability, either directly or indirectly.  If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:              Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE A  –  NATURE OF ORGANIZATION, BASIS OF PRESENTATION AND
SIGNIFICANT ACCOUNTING POLICIES – Continued

Cash and Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.  Cash equivalents of approximately $25,905,000 and $25,379,000 represent money market funds at January 31, 2012 and April 30, 2011, respectively, and are stated at cost, which approximates fair value.

The Company’s cash and equivalents are insured up to the limit stated by the Federal Deposit Insurance Corporation.  As of January 31, 2012 and April 30, 2011, the Company had cash and equivalents in excess of this limit.  Although balances are in excess of insurable limits, the Company holds its cash and equivalents at reputable institutions and has not experienced any losses on uninsured balances.

Accounts Receivable

The Company grants credit to its customers in the normal course of business, generally without collateral or any other security to support amounts due.  Accounts receivable are stated at invoice price, less allowances for doubtful accounts, cooperative advertising, damages, discounts and sales returns.  Management determines these allowances by regularly evaluating individual customer receivables and considering a customer’s financial condition and history.  Accounts receivable are written off against the allowance when they are deemed uncollectible.  The allowance for doubtful accounts at each of January 31, 2012 and April 30, 2011 was $10,000 and is recorded as a reduction to accounts receivable within the balance sheets.

  Inventories

Inventories are stated at lower of cost or market.  Costs are determined by the weighted average costing method.  Management determines the lower of cost or market adjustments by regularly reviewing and evaluating individual items and their movement history.

  Property and Equipment

Property and equipment are recorded at cost.  Depreciation is calculated on a straight-line basis over the assets’ estimated useful lives which range from three to seven years.  Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining life of the lease or the useful life of the asset.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE A  –  NATURE OF ORGANIZATION, BASIS OF PRESENTATION AND
SIGNIFICANT ACCOUNTING POLICIES – Continued

  Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value assigned to the net tangible and identifiable intangible assets acquired in business combinations.  Indefinite lived intangible assets consist of trademarks.  Goodwill and indefinite-lived intangible assets are not amortized and are tested for impairment annually, or whenever events or circumstances occur indicating that they might be impaired.  The Company assesses goodwill for impairment using a two step process.  In the first step, a comparison is made of the estimated fair value of the reporting unit to its carrying value.  If the carrying value of the reporting unit exceeds the estimated fair value, the second step of the impairment test is performed.  In the second step, an estimate of the current fair values of all assets and liabilities is made to determine the amount of implied goodwill and consequently the amount of any goodwill impairment.  The Company has determined it constitutes one reporting unit.

Successor periods – The Successor evaluated goodwill and indefinite lived intangible assets for impairment under step one of the impairment test at April 30, 2011 and there were no indications of impairment identified as a result of this test.  The Successor changed its impairment testing date from October 31 to April 30 and performed step one of the impairment test on both dates in fiscal 2011.  There were no triggering events indicating impairment during the period from May 1, 2011 through January 31, 2012 so no impairment testing was performed.  There were no impairment charges incurred during the periods ended January 31, 2012, April 30, 2011 and April 30, 2010.

Other intangible assets consist primarily of non-compete agreements and a customer network.  These intangible assets are amortized over their respective estimate useful lives of five years for the non-compete agreements and fifteen years for the customer network.  There were no indications of impairment at January 31, 2012 or April 30, 2011.

Predecessor period – The Predecessor had accumulated impairment losses of $93,039,617 at May 1, 2009 due to impairments of goodwill and other intangible assets in prior periods.  The Predecessor’s impairment assessment date was April 30.  As of October 6, 2009, the Predecessor determined a triggering event had occurred due to its subsequent sale on October 7, 2009 at a value significantly lower than the fair value determined on its previous impairment evaluation date, April 30, 2009.  Under step one of the impairment test it was determined that the fair value of the Predecessor was less than its carrying value and therefore the Predecessor completed step two of the impairment analysis.  The Predecessor used a fair value of $32,000,000, consistent with the purchase price on October 7, 2009, to determine the implied value of goodwill and indefinite-lived intangible assets (a Level 3 fair value measurement).  Based on the analysis completed, the Predecessor recorded an impairment loss of $52,600,000 on goodwill and other intangible assets during the period from May 1, 2009 to October 6, 2009.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE A  –  NATURE OF ORGANIZATION, BASIS OF PRESENTATION AND
SIGNIFICANT ACCOUNTING POLICIES – Continued

  Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable.  An impairment loss is recognized if the sum of the expected future cash flows (undiscounted and before interest) from the use of the asset is less than the net book value of the asset.  The amount of the impairment loss will generally be measured as the difference between net book values of the assets and their estimated fair values.  There were no indicators of impairment of long-lived assets during the periods ended January 31, 2012, April 30, 2011 or April 30, 2010.  The Predecessor experienced a triggering event as of October 6, 2009 and was required to evaluate whether other long-lived assets were impaired.  Based on the analysis completed, the Predecessor determined there was no impairment of long-lived assets at October 6, 2009.

  Revenue Recognition

Revenues are recognized upon shipment to customers, which is when evidence of an arrangement exists, the price to the buyer is fixed and determinable, collectability of the resulting receivable is reasonably assured and title has passed to the customer.

At the time revenue is recognized, provisions for product returns and damages are estimated and recognized.  The allowances are estimated based on historical experience and other factors.  The allowance for sales returns and damages as of January 31, 2012 and April 30, 2011 was approximately $387,000 and $394,000, respectively, and is included as a reduction to accounts receivable within the balance sheets.

The Company enters into cooperative advertising (co-op) agreements with certain customers that allow the customer to receive consideration, taken as a reduction of outstanding receivables, for activities associated with the promotion of Airborne products in accordance with defined agreements.  The consideration under these agreements is recorded as a reduction to sales.  The allowance is based on historical experience and the terms of the existing co-op agreements.  Co-op advertising allowances amounted to approximately $1,183,000 and $577,000 as of January 31, 2012 and April 30, 2011, respectively, and are recorded as a reduction of accounts receivable in the accompanying balance sheets.  In addition, the Company has recorded a liability in accrued expenses for approximately $60,000 related to co-op programs designed to help customers sell through discontinued items at April 30, 2011.  There was no such reserve recorded as of January 31, 2012.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE A  –  NATURE OF ORGANIZATION, BASIS OF PRESENTATION AND
SIGNIFICANT ACCOUNTING POLICIES – Continued

  Advertising Expense

The Company expenses advertising costs as incurred or at the time production occurs, and expenses the cost of placing the advertisements over the period the advertisement is run.  Advertising expense was $17,739,222 for the period from May 1, 2011 through January 31, 2012, $17,066,255 for the year ended April 30, 2011, $12,330,603 for the period from October 7, 2009 through April 30, 2010 and $2,869,620 for the period from May 1, 2009 through October 6, 2009.

  Research and Development

The Company began conducting its own research and development activities during the period ended January 31, 2012.  Research and development expenses are expensed as incurred and amounted to $1,130,455 for the period from May 1, 2011 through January 31, 2012.  There were no research and development expenses incurred during the year ended April 30, 2011, the period from October 7, 2009 through April 30, 2010 and for the period from May 1, 2009 through October 6, 2009.

  Shipping and Handling

The Company classifies all freight billed to customers as sales.  Freight costs incurred by the Company are included in cost of sales.

  Equity Awards

In October 2009, the Successor’s parent established an equity compensation plan, which allows for the issuance of 25,432 Class B and 122,294 Class C membership units in the parent company, which are subject to service conditions.  The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award in the statement of operations based on its fair value and records additional paid-in capital for the same amount.  Class B awards were fully vested at the date of grant.  Class C awards generally vest after four years of service from the grant date.  The Predecessor’s equity compensation plan was cancelled prior to May 1, 2009.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE A  –  NATURE OF ORGANIZATION, BASIS OF PRESENTATION AND
SIGNIFICANT ACCOUNTING POLICIES – Continued

  Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Uncertain tax positions taken or expected to be taken on an income tax return are recognized in the financial statements at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.  An uncertain income tax position will not be recognized in the financial statements unless it is more-likely-than-not of being sustained.  As of January 31, 2012 and April 30, 2011, the Company did not have a liability recorded for uncertain tax positions.

  Fair Value of Financial Instruments

The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents, accounts receivable, accrued expenses and accounts payable approximate fair value due to the short-term nature of these accounts.

  Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses.  Actual results could vary from the estimates that were used to prepare the financial statements.

  Reclassifications

Certain reclassifications have been made to the previously reported financial statements in order to conform to the current presentation.  These reclassifications had no impact on the balance sheets, statements of operations, cash flows or statements of changes in shareholder’s equity (deficit).

  Subsequent Events

In preparing the financial statements, the Company has evaluated subsequent events through March 29, 2012, the date these financial statements were available to be issued.  Management is not aware of any subsequent events which would require recognition or disclosure in the financial statements, except as disclosed in Note K.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE B  –  ACQUISITION

On October 7, 2009, substantially all the assets and certain liabilities of Airborne Health, Inc., the Predecessor, were acquired by the Company for $32,000,000.  Costs incurred related to the acquisition were approximately $960,000 and were expensed.  The purchase price has been allocated to the assets and liabilities assumed based on their fair market value at the date of the acquisition.  The estimated fair market value of acquired assets and liabilities exceeded the purchase price by $3,078,780 which has been reflected as goodwill, which is deductible over a period of 15 years for tax purposes.

A summary of the acquisition is as follows:

Cash	$510,279
Accounts receivable	16,212,530
Inventories	10,993,147
Other current assets	2,239,656
Property and equipment	222,504
Identifiable intangible assets	6,920,000
Goodwill	3,078,780
40,176,896
Accounts payable	(4,629,708)
Accrued expenses	(3,547,188)
(8,176,896)

Total purchase price	$32,000,000

NOTE C  –  INVENTORIES

Inventories consist of the following:

	January 31,	April 30,
	2012	2011

Raw materials	$474,003	$322,049
Work-in-process	547,930	1,279,678
Finished goods	6,544,922	4,957,540
	$7,566,855	$6,559,267

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE D  –  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	January 31,	April 30,
	2012	2011

Computer hardware	$96,362	$88,279
Computer software	442,348	405,046
Leasehold improvements	170,284	159,119
Furniture, fixtures and office equipment	182,697	180,648
	891,691	833,092
Less accumulated depreciation	(358,966)	(183,629)

	$532,725	$649,463

NOTE E  –  INTANGIBLE ASSETS

Intangible assets consist of the following:

	Gross value at January 31, 2012	Accumulated amortization	Net book value at January 31, 2012

Customer network	$693,000	$107,800	$585,200
Non-compete agreements	617,000	287,933	329,067
Trademarks	5,610,000	-	5,610,000
	$6,920,000	$395,733	$6,524,267

	Gross value at April 30, 2011	Accumulated amortization	Net book value at April 30, 2011

Customer network	$693,000	$73,150	$619,850
Non-compete agreements	617,000	195,382	421,618
Trademarks	5,610,000	-	5,610,000
	$6,920,000	$268,532	$6,651,468

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE E  –  INTANGIBLE ASSETS  –  Continued

Total amortization expense was $127,200 for the period from May 1, 2011 through January 31, 2012, $169,600 for the year ended April 30, 2011 and $98,933 for the period from October 7, 2009 through April 30, 2010.  During the period from May 1, 2009 through October 6, 2009, the Company incurred amortization expense on its customer networks of $519,000.  The future estimated aggregate annual amortization expense of the Company’s intangible assets is as follows for the twelve months ending January 31:

2013	$169,600
2014	169,600
2015	128,467
2016	46,200
2017	46,200
Beyond January 31, 2017	354,200

NOTE F  –  SHAREHOLDER’S EQUITY

  Ownership Structure and Liquidation Preferences

In the event of a sale of the Company, the proceeds would be paid to the parent company, GF Consumer Health, LLC (the “LLC”).  The LLC would then distribute proceeds based upon the distribution priorities set forth in the operating agreement of GF Consumer Health, LLC.

The LLC has three classes of membership interests; Class A, Class B and Class C.  Class A and Class B membership interests have voting rights in accordance with their percentage interest in the LLC and the right to receive distributive shares of profits, losses, items of income, gain, loss, deduction and credit and distributions of the LLC.  Class B and Class C membership interests constitute profit interests in the LLC.  Class C interests are subject to the LLC’s Equity Incentive Plan and are subject to vesting terms.  Class C interests entitle holders to participate in the appreciation in the value of the LLC from and after the date on which the Class C interests are granted.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE F  –  SHAREHOLDER’S EQUITY  –  Continued

The operating agreement of GF Consumer Health, LLC defines the distribution preferences to members.  Class A members have first priority in distributions up to the aggregate of the unreturned capital contribution amounts, then Class B members receive distributions up to an aggregate of $1 million.  Third, Class A, B, and C members share in the remaining distributions in proportion to their respective percentage interests in the LLC, except the Class C members participate in distributions only to the extent that the aggregate amount distributed to Class A, B and C members exceeds the value of the Company at the time the Class C interests were granted.

  Equity Awards

The following is a schedule of equity awards made by the Company’s parent to employees of the Company for the period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011 and the period October 7, 2009 through April 30, 2010:

	Class B membership units outstanding		Class C membership units outstanding
		Weighted-average		Weighted-average
	Units	fair value	Units	fair value

Balances at October 7, 2009	-	$-	-	$-
Granted	25,432	3.77	97,889	3.77
Forfeited	-	-	-	-

Balances at April 30, 2010	25,432	3.77	97,889	3.77
Granted	-	-	13,400	3.77
Forfeited	-	-	(11,450)	3.77

Balances at April 30, 2011	25,432	3.77	99,839	3.77
Granted	-	-	10,465	37.13
Forfeited	-	-	(1,700)	3.77

Balances at January 31, 2012	25,432	$3.77	108,604	$7.04

Share-based compensation expense was reflected in the statement of operations within payroll.  As of January 31, 2012, $527,577of total unrecognized compensation cost related to non-vested awards is expected to be recognized over a weighted-average period of approximately 3 years.  The Company anticipates that all Class C membership units will fully vest.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE G  –  RELATED PARTY TRANSACTIONS

The Company received human resources services from an affiliated party and paid a management fee to a shareholder of the parent Company.  Expenses incurred for human resources are reflected within outside services in the statements of operations and the management fee is included within other general and administrative expense in the statements of operations.  There were no related party transactions during the period from May 1, 2009 through October 6, 2009.

A summary of these transactions are as follows:

	Successor
	Period from May 1, 2011 through January 31, 2012	Year ended April 30, 2011	Period from October 7, 2009 through April 30, 2010

Human resource expenses	$107,000	$109,000	$82,000
Management fee	126,000	150,000	85,000
Amounts included in accounts payable	6,200	12,000	*

*  Balance sheet is not presented as of April 30, 2010.

NOTE H  –  COMMITMENTS AND CONTINGENCIES

  Leases

The Company leased office space in Minnesota and California during the period ended April 30, 2010.  The California lease was terminated during the year ended April 30, 2011 due to the corporate restructuring, which was initiated during the period ended April 30, 2010.  Rental expense recorded by the Company was $83,308, $106,058, $68,746 and $58,088 for the period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011, the period October 7, 2009 through April 30, 2010 and by the Predecessor for the period from May 1, 2009 through October 6, 2009, respectively.  In addition, rent expense of $14,129 is recorded within restructuring expenses on the statements of operations for the period October 7, 2009 through April 30, 2010.

In conjunction with amending and entering into the Minnesota lease during 2011 and 2010, the Company received tenant improvement allowances of $11,470 and $130,548, respectively.  The Company recorded the tenant improvements as leasehold improvements and deferred rent liabilities in the balance sheet.  The Company records amortization expense for leasehold improvements and records an offsetting reduction to rent expense to amortize the tenant improvement allowance over the initial term or remaining term of the lease, whichever is less.  The Minnesota lease contains a rent escalation clause and the Company has the option to extend the lease for an additional three years under similar terms.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE H  –  COMMITMENTS AND CONTINGENCIES  –  Continued

Beginning in April 2011, the Company entered into an equipment lease agreement that has been accounted for as a capital lease.  Rent is due in monthly installments through 2015.  The effective interest rate on the capital lease is 4.75%. The carrying value of the equipment under the capital lease is $23,566 at January 31, 2012 and amortization of $5,438 was recorded during the period from May 1, 2011 through January 31, 2012.  Amortization on the capital lease obligations is recorded within the depreciation and amortization expense line on the statements of cash flows.

The following is a schedule of minimum payments required under capital and operating leases for the twelve months ending January 31:

	Capital	Operating
	leases	leases
2013	$8,604	$83,005
2014	8,604	86,198
2015	8,604	89,390
2016	2,151	-

Total minimum lease payments	27,963	$258,593

Less: amounts representing interest	3,987

Present value of future minimum lease payments	23,976
Less current portion	6,500

Capital lease obligations, net of current portion	$17,476

  Employment Agreements

The Company has established employment agreements with certain key employees.  Under the terms of the agreements, the Company is obligated to make severance payments upon termination without cause.  Payments are typically up to one year of base salary.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE H  –  COMMITMENTS AND CONTINGENCIES  –  Continued

  Litigation

The Company is subject to various legal proceedings in the normal course of business.  Management believes the outcome of these proceedings will not have a material adverse effect on the financial statements.

The Predecessor was the subject of a nationwide class action lawsuit related to advertising claims, which was filed on May 17, 2006.  On October 8, 2008, the United States District Court for the Central District of California entered the agreed form of final settlement and order for dismissal.  Pursuant to the terms of the final settlement, the Predecessor was required to make a payment to the class action settlement administrator on October 9, 2008.

On July 23, 2009, the Predecessor received a $2,000,000 insurance settlement related to the class action lawsuit legal defense fees, as noted above, that were covered under their Directors and Officers’ liability insurance policy.  This settlement amount was recorded during the period from May 1, 2009 to October 6, 2009 and is included in other income on the statement of operations.

NOTE I  –  MAJOR CUSTOMERS AND SUPPLIERS

The loss of a major customer could have a negative impact on the Company’s operations.  Customers representing 10% or more of total gross sales are as follows:

	Successor			Predecessor
	Period from May 1, 2011 through January 31, 2012	Year ended April 30, 2011	Period from October 7, 2009 through April 30, 2010	Period from May 1, 2009 through October 6, 2009

Customer A	18%	18%	12%	12%
Customer B	16%	17%	13%	24%
Customer C	10%	*	16%	*
Customer D	*	*	*	11%
  *      Customer represents less than 10% of total gross sales.

Accounts receivable from these customers are as follows:
	January 31,	April 30,
	2012	2011
Customer A	**	18%
Customer B	20%	**
Customer C	**	15%
**	These customer accounts receivable balances are less than 10% of total outstanding accounts receivable.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE I  –  MAJOR CUSTOMERS AND SUPPLIERS  –  Continued

The loss of a major supplier could have a negative impact on the Company’s operations.  Purchases from significant vendors as a percentage of total purchases were as follows:

	Successor			Predecessor
	Period from May 1, 2011 through January 31, 2012	Year ended April 30, 2011	Period from October 7, 2009 through April 30, 2010	Period from May 1,2009 through October 6, 2009

Vendor A	39%	30%	59%	76%
Vendor B	***	26%	17%	***
Vendor C	***	***	***	18%

Amounts included in accounts payable	18%	71%	80%	59%

  ***      Vendor represents less than 10% of total purchases.

NOTE J – RESTRUCTURING COSTS

As a result of the Company’s change in strategy following the acquisition, the Company moved the location of its headquarters and recorded a restructuring reserve of $170,527 for associated costs within accrued expenses on the balance sheet as of April 30, 2010.  Total restructuring expenses of $491,337 were recorded during the period from October 7, 2009 through April 30, 2010.  Restructuring activities were completed during fiscal 2011 and no additional restructuring charges were incurred.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE K  –  CREDIT AGREEMENTS

Successor periods – On January 15, 2012, the Successor amended its credit agreement with its bank to extend the term of the line of credit to January 15, 2013.  The Successor may borrow up to $7,500,000 from July 1, 2012 through October 31, 2012 and prior to and thereafter, the Successor may borrow $5,000,000, in aggregate.  Prior to January 15, 2012, the Successor had a loan agreement with the same bank in which, the Successor could borrow an aggregate principal amount of up to $7,500,000 from July 1, 2011 through October 31, 2011 and prior to and thereafter, the Successor may borrow up to $5,000,000, in aggregate.  The Successor did not have a balance outstanding under the loan agreement at January 31, 2012 and April 30, 2011 and is required to maintain a minimum of $750,000 in an account with the bank which has been reflected as restricted cash on the balance sheets.  The agreement bears interest at the prime rate plus 0.75% or 4.75%, whichever was greater, during the period ended January 31, 2012, the year ended April 30, 2011 and the period ended April 30, 2010.  The effective rate at January 31, 2012 and April 30, 2011 was 4.75%.  Substantially all assets of the Successor serve as collateral for the loan.  Under the terms of the agreements, the Successor is subject to various financial and non-financial covenants.  The Successor was in compliance with all covenants as of January 31, 2012 and April 30, 2011.  On March 14, 2012, the Company closed its line of credit with the bank in anticipation of being acquired by Schiff Nutrition Group, Inc.

Predecessor period – During the period from May 1, 2009 through October 6, 2009, the Predecessor had a line of credit agreement.  The Predecessor also had a term loan credit facility of $160,000,000 with a bank.  Terms of the agreement state that at the time of borrowing, the Predecessor could choose between a LIBOR interest rate, the bank’s base interest rate or a combination of the two rates at the sole discretion of the Predecessor.  The Predecessor chose the bank’s base interest rate.  At October 6, 2009, the effected base interest rate on the term loan and line of credit was 10.25%, including margin and penalty rates.  The Predecessor was required to comply with certain financial covenants and was not in compliance with all of its covenants at October 6, 2009.  On May 1, 2009, the Predecessor entered into a forbearance agreement and amendment to its credit agreement with the bank due to default.  The amendment reduced the aggregate commitment on the line of credit from $20,000,000 to $15,000,000 and required the Predecessor to attempt to sell the company.  On August 31, 2009, the Predecessor entered into an amendment to extend the forbearance period from August 31, 2009 to September 30, 2009.  In addition, the amendment removed the Predecessor’s ability to draw on the line of credit.  These amendments were deemed to be debt modifications.  During the period from May 1, 2009 through October 6, 2009, the Predecessor wrote off the remaining deferred financing costs of $2,284,496 because the Predecessor was in default under its credit facility and management determined it was unlikely that the bank would restructure the debt on a long-term basis.  The costs are reflected in interest expense on the statements of operations.

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE L  –  EMPLOYEE BENEFIT PLAN

Successor periods – The Successor has a 401(k) plan available for its eligible employees.  Eligibility occurs upon attaining 21 years of age and two months of employment, as defined by the 401(k) plan.  Under safe harbor guidelines, the Successor matches 100% of the employee contributions up to 4% of the employees’ compensation, as defined by the 401(k) plan.  Employees are immediately fully vested in safe harbor employer contributions.  Safe harbor employer contributions to the 401(k) plan were $88,788 during the period from May 1, 2011 through January 31, 2012, $81,054 during the year ended April 30, 2011 and $20,743 during the period October 7, 2009 through April 30, 2010.  The Successor may also make discretionary matching and/or discretionary nonelective profit sharing contributions.  There were no discretionary contributions made during the periods ended January 31, 2012, April 30, 2011 and April 30, 2010.

Predecessor period – During the period from May 1, 2009 through October 6, 2009, the Predecessor made 401(k) matching contributions of $14,124 to its Plan.

NOTE M  –  INCOME TAXES

The Company currently has no reserve for unrecognized tax benefits, and accordingly, there is no interest or penalties recorded on the balance sheet for such reserves. The Company is currently open to audit under the statute of limitations by the Internal Revenue Service and the appropriate state income taxing authorities for the period from the date of acquisition through January 31, 2012.

The provision for income taxes (benefit) consists of the following:

	Successor			Predecessor
	Period from May 1, 2011 through January 31, 2012	Year ended April 30, 2011	Period October 7, 2009 through April 30, 2010	Period from May 1, 2009 through October 6, 2009
Current:
Federal	$3,455,748	$4,580,662	$1,486,620	$-
State	68,404	296,970	126,597	47,590
Total current income tax expense	3,524,152	4,877,632	1,613,217	47,590

Deferred:
Federal	343,843	(467,160)	(279,428)	(6,936,271)
State	40,147	(24,462)	(23,797)	(1,899,201)
Total deferred income tax expense (benefit)	383,990	(491,622)	(303,225)	(8,835,472)

Total income tax expense (benefit)	$3,908,142	$4,386,010	$1,309,992	$(8,787,882)

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE M  –  INCOME TAXES  –  Continued
The effective tax rates differ from the statutory federal income tax rates as follows for the periods ended:

	Successor			Predecessor
	January 31, 2012	April 30, 2011	April 30, 2010	October 6, 2009

Statutory federal income tax rate	34.0%	34.0%	34.0%	(34.0)%
Goodwill impairment	-	-	-	17.1
Change in valuation allowance	-	-	-	2.9
Change in state rate	-	-	-	0.4
State taxes	1.0	1.4	2.4	(2.2)
Transaction costs	-	(1.9)	8.2	-
Stock compensation	0.3	0.2	1.7	-
Other	0.2	0.3	0.1	(0.1)

	35.5%	34.0%	46.4%	(15.9)%

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	January 31, 2012	April 30, 2011

Current deferred tax assets (liabilities):
Other accrued liabilities	$86,793	$189,045
Inventory obsolescence reserve	147,510	232,582
Inventory capitalization	116,216	112,747
Sales returns reserve	133,280	139,726
Allowance for co-op advertising	-	204,372
Accrued advertising	401,720	66,176
Prepaid expenses	(151,475)	(89,682)
Other	3,444	67,954
	737,488	922,920

Long-term deferred tax assets (liabilities):
Amortization	(254,206)	(54,289)
Deferred rent	32,985	40,697
Depreciation	(105,412)	(114,483)
	(326,633)	(128,075)

Total net deferred tax asset	$410,855	$794,845

Airborne, Inc.

NOTES TO FINANCIAL STATEMENTS  –  CONTINUED

Period from May 1, 2011 through January 31, 2012
Year ended April 30, 2011
Period from October 7, 2009 through April 30, 2010
Period from May 1, 2009 through October 6, 2009

NOTE N  –  RESTATEMENT
During 2012, the Company identified an accounting error requiring restatement of the Predecessor financial statements relating to the accounting for income taxes.  Management determined a valuation allowance should have been recorded for its deferred income tax assets at April 30, 2009.  As a result of this misstatement, an adjustment of $9,292,970 was made to retained earnings as of May 1, 2009 as shown in the accompanying statement of shareholder’s equity (deficit).  Net income for the year ended April 30, 2009 would have been reduced by the amount of this adjustment.